PARTICIPATION AGREEMENT


        This Participation Agreement ("Agreement") made as of July 11, 1994 by and between STRATEGICA CAPITAL CORPORATION, a Florida corporation ("Strategica") and _________________________________________________________
                            ("Participant")

        WHEREAS, Strategica is the owner or holder of record of the interest or other property identified in Exhibit "A" attached hereto and incorporated herein (the Property); and

        WHEREAS, Strategica owns or holds the interest in the Property for itself or for itself and for certain participants with Strategica in the Property, whether now in existence or hereafter determined; and

        WHEREAS, unless otherwise determined by Strategica in its discretion, Strategica shall own or hold said interest in the Property for Strategica and any such participants as may from time to time exist, in lieu of said interest being owned or held in the name of Strategica and each of the participants; and

        WHEREAS, Strategica may continue to own and hold such interest in its own name or in the name of any person or entity selected by Strategica to be its agent or designee, and, if so determined by Strategica, such interest in the Property may be transferred to the name of any designee or agent of Strategica or to any person or entity under contract with Strategica, at any time as directed by Strategica; and

        WHEREAS, the interest in the Property shall be owned or held by or at the direction of Strategica for and on behalf of the Participant and all other participants, subject, however, to the terms of this Agreement; and

        WHEREAS, the parties hereto desire and intend to formulate and establish their respective obligations, rights and remedies regarding their interest in the Property;

        NOW, THEREFORE, in consideration of the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do covenant and agree as follows:

        1. The above recitals are correct and are incorporated into this Agreement.


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        2. $2,500,000 was funded or committed by Strategica to be funded to acquire the Property (the Property Commitment). Pursuant to this Agreement, Participant hereby acquires a participation interest (the Participation Interest) in the Property for $100,000 (the Participation Price). The Participation price shall be paid to Strategica or funded as directed by Strategica upon demand. The Participation Interest in the Property currently represents a 4% interest in the Property, which percentage was determined by a fraction, the numerator of which shall be the Participation price and the denominator of which shall be the Property Commitment (whether or not said total amount has actually been fullY funded or is ever fully funded). The Participation Interest may, in accordance with this Agreement, change and readjust from time to time as set forth in this Agreement.

        3. As of the date hereof, various parties may own participation interests in the Property as a participant with Strategica. From time to time in its discretion, Strategica may assign, sell or convey additional participations in the property and Strategica may acquire certain of the participation interests in the Property from participants who desire to dispose of heir interest or any part thereof. Further, and from time to time in its discretion, Strategica may acquire all or any part of the interest of any other person or entity In any of the assets or underlying property forming a part of the Property or may participate further in any sale of any interest owned by others in the Property. Further, anD from time to time in Strategicas discretion, the Participant shall fund, on a PRO RATA basis as demanded by Strategica, additional amounts in connection with the Property, whether to protect its interest in the Property or otherwise and, in such event, the respective positions of the participants in the Property shall be automatically readjusted proportionately.

        4. By participating in the Property, the Participant acknowledges and agrees that Strategica may, from time to time, receive funds in connection with the Property in the form of interest payments and principal repayments, and that a PRO RATA portion of the said funds received shall be paid to Participant on the monies funded to acquire their interest in the Property until the monies advanced by Participant are fully repaid. From those payments, Participant shall receive its PRO RATA share thereof. Notwithstanding anything to the contrary herein, however, Participant shall only be entitled to receive PRO RATA interest accruing after the date of purchase of its Participation Interest. After the participation prices paid by all participants in the property are fully repaid, together with interest thereon, any cash, gain, benefits and ownership derived from or in connection with the Property shall be split equally between Strategica Group, (Group) on the one hand and Strategica together with all


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participants on the other hand. The Participant further acknowledges that it shall not be entitled to share in any portion of the cash, gain, benefits and ownership on this investment in the Property as to any benefit and interest which inures to Group. Further, any equity ownership in the project or business which is a part of the property shall vest immediately one-half in Group and one-half in Strategica together with all participants in the Property.

        5. Strategica shall have the right to administer the Property, subject to any rights of others as determined by Strategica, and to make such advances as may be required pursuant to the provisions of any agreement from time to time in effect pertaining to the Property. Any and all funds advanced by Strategica shall be on a PRO RATa basis with Participant and all other participants in the interest in the Property held in the names of Strategica.

        6. The participation of each participant in the Property shall be PRO RATA and no participant shall have priority over another participant. The parties hereto shall share proportionately in the receipt of principal as paid by the borrower, in conformity with the proportion which their respective contributions from time to time bear in relation to the total amount of money contributed by all parties.

        7. In its discretion, Strategica alone shall act for all participants in connection with the property. All decisions of Strategica in connection with the Property shall be binding on all participants without the need for any consent of any of the participants. Strategica shall make all decisions regarding the administration of funds and the payment or distribution of monies to participants and shall have the right to approve or disapprove any request of any person or entity in connection with the Property without consultation or permission of any of the participants. The Participant acknowledges that Strategica may, and hereby authorizes Strategica to, refinance the project or business which is the subject of the Property and to increase the debt on such property and, in connection therewith, to grant equity interests and other forms of compensation to the lender and any mortgage broker involved with such refinancing. In such event, the Participant acknowledges and accepts a dilution of its interest in the Property provided, however, that any such dilution shall be uniform to all participants.

        8. Strategica shall have custody and maintain possession, on behalf of itself and the participants, of all documents relating to the Property and to Strategicas interest in the Property.

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        9. In its discretion, Strategica may make, or consent to, any modification or alteration of any documents relating to the Property or make or consent to any release of any person or entity or collateral which supports the Property, or waive any claim or remedy under any loan document or consent to the creation of any junior or inferior liens against the Property or any assets pertaining thereto. Strategica need not deliver any notice of any proposed action or receive the approval of any participant before approving, or as a condition to approving, any such action.

        10. Participant may not sell, assign, convey, pledge or hypothecate its interest in the Property without Strategicas prior written consent in its discretion.

        11. Strategica shall have the right to collect the principal of, and any interest due on, and any other sums payable under, or in connection with the Property or any loan document pertaining thereto and all other items due or collectible in connection with the Property and any related loan documents as the same become due, collectible or payable. Strategica, subject to the rights of Group, shall promptly account for and pay to the Participant the Participants proportionate share of all amounts paid to Strategica. All such payments or collections shall be remitted to participants office at the location provided in writing to Strategica or at the location designated on the books of Strategica.

        12. Strategica shall decide upon the exercise of any and all rights and remedies in connection with the Property, the security therefor, and any legal action to be taken. Strategica may, but shall not be obligated to, seek the consent of any action to be taken in connection with the Property and, upon any such request, the Participant shall, within 10 days of such request, notify Strategica of any response to the request. Failure to timely deliver a complete response to the request shall be deemed an approval of the request. If Strategica and Participant or any of the other participants fail to achieve mutuality of consent with respect to any decision relating to the Property for which Strategica shall have made a request, including any decision which relates to a matter affecting the Property or the project or business pertaining to the Property, or any security therefor, or any action to be taken in connection therewith, Strategica shall be free to act in its discretion and the parties agree to hold Strategica and its officers, directors and consultants harmless in connection with any such action taken by Strategica.

        13. Strategica shall at all times maintain accurate books of account and records reflecting the respective interests in the Property. Such books and records shall be kept in a manner accessible at Strategicas principal office for inspection by duly



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authorized representatives or examining authorities of the Participant upon request during business hours.

        14. Nothing herein shall be deemed to have created a joint venture or partnership between the parties; and neither of the parties shall be obligated for the acts or omissions of the other in any matter or transaction whatsoever, except as expressly provided herein.

        15. If any trustee or other designee of Strategica acquires the fee simple title to the land and improvements, whether by foreclosure or acceptance of a deed in lieu thereof, it is agreed that such acquisition is for convenience only and that the respective proportionate interests of the parties shall apply to the ownership thereof, each being deemed to have an undivided interest in the portion of the Property therein (but not in Groups portion therein); and all gains or losses resulting from the sale thereof and all other sums received or costs reasonably incurred in connection with the ownership, operation and maintenance of the property shall be shared ratably in accordance with the respective undivided interests of the participants. During the period of any ownership of the property by Strategica or its designee and in the event of any sale of the property in which a purchase money loan shall be taken as part of the consideration, this Agreement shall continue in full force and effect and shall govern the rights and obligations of the parties.

        16. Except as specifically set forth herein, no party to this Agreement has made any express or implied warranties of any kind and neither shall be liable to the other for any loss not due to its own intentional misconduct, but all losses shall be borne ratably by all participants in accordance with their respective interests in the Property and the security therefor.

        17. Strategica and its officers, directors, employees, consultants, counsel, agents and affiliates (collectively, Affiliates) shall not be liable to participant or, if applicable, to any officer, director or shareholder of a Participant, for any error of judgment or mistake of law or any loss or damage with respect to the Property or the matters contemplated by this Agreement or as to any deployment of funds in connection with the Property or the security therefor or the matters contemplated by this Agreement or arising from any act or omission of Strategica or any of its Affiliates in the performance of any of its rights or obligations hereunder, unless such loss or damage is the result of bad faith gross negligence or willful misconduct. The term Affiliates shall include and officer or Strategica who acted as trustee for Strategica, and Group, and any of their respective Affiliates.



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        18. The Participant, together with the other participants, shall indemnify and hold harmless, to the extent permitted by law, Strategica and any of the Affiliates, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action by or in the right of any participant), by reason of any acts or omissions or alleged acts or omissions arising out of the activities of such person, if such activities were performed in good faith either on behalf of Strategica or any of the Affiliates or in furtherance of the interest of Strategica or any of the Affiliates, and in a manner reasonably believed by such person to be within the scope of the authority conferred by this Agreement or by law against losses, damages or expenses for which such person has not otherwise been reimbursed (including, but not limited to, accountants and attorneys fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, so long as such person was found not guilty of bad faith willful misconduct under such contract, and, with respect to any criminal action or proceedings, his conduct was not determined to be unlawful by final unappealable judgment of a court of competent jurisdiction.

        19. This Agreement shall be construed in accordance with the laws of the State of Florida, without giving effect to the principals of conflicts of laws and may not be modified except by a writing signed by the parties or their successors in interest. This Agreement shall inure to the benefits of and shall be binding upon the parties and their respective successors and assigns, but nothing herein shall be deemed an authorization to any of the parties to assign its rights and obligations hereunder, except has hereinbefore expressly provided.

        20. All notices, demands, requests or other communications which may be or are required to be given, served or sent by any party to the other shall be in writing and shall be deemed to have been properly given or sent by hand delivery, federal express or other overnight courier, or by certified or registered mail, postage prepaid, to the party at the address given previously herein.

        21. No party to this Agreement shall have any obligation to perform under this provisions of this Agreement until and unless all parties hereto have executed same.

        22. This Agreement may be executed in counterparts, each of which shall be considered an original.

        23. The prevailing party in any litigation shall be entitled to recover attorneys fees and costs at all judicial levels and proceedings.

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        IN WITNESS WHEREOF, the parties hereto have executed this Participation
Agreement the day and year first above written.

WITNESSES:                      STRATEGICA CAPITAL CORPORATION

/ILLEGIBLE/                     BY:JACK D. BURSTEIN (SEAL)
                                   -----------------------
/ILLEGIBLE/                        JACK D. BURSTEIN

/ILLEGIBLE/                     _____________________________________

/ILLEGIBLE/

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                      EXHIBIT "A" TO PARTICIPATION AGREEMENT
                            DESCRIPTION OF PROPERTY



All advances by Strategica Capital Corporation to Evans Environmental Corporation and related security interests in assets, contractual agreements and equity ownership currently existing or hereafter created.

Strategica Capital Corporation agreed to loan up to $2,500,000 to Evans Environmental Corporation under certain circumstances.